MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement (the "Agreement") is entered into this 6th day of February 2006, with an effective date of December 1, 2005 (the "Effective Date"), by and between White Mountain Titanium Corporation, a Nevada corporation ("WMTC"), and MinCo Corporate Mgmt Inc., a body corporate, duly incorporated under the laws of British Columbia, Canada ("MinCo").

                                  RECITALS:

     A. WMTC, through its wholly owned Chilean subsidiary, owns a rutile mineral property known as the Cerro Blanco project located in Region III of Chile and is or proposes to carry on mining operations on the project.

     B. WMTC requires consulting and management services to fulfill financial and corporate reporting obligations in the United States.

     C. WMTC desires to engage MinCo, and MinCo is willing to provide services, pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Services and Duties.

          a. Accounting and Corporate Services. MinCo shall provide accounting and corporate compliance services to WMTC as requested from time-to-time. MinCo shall conform to all lawful instructions and directions given to it by the Board of Directors of WMTC, or a person designated by the Board of Directors. MinCo shall devote sufficient time and attention to the business and affairs of WMTC.

          b. Performance of Duties. All services provided by the MinCo hereunder shall be performed in a timely manner and in accordance with good and standard professional practice.

          c. Conflicts of Interest. During the term of this Agreement MinCo shall not carry on or be engaged in or concerned with or advise in the operating of any other business or enterprise which is in conflict with their obligations under this Agreement.

     2.   Compensation and Reimbursable Expenses.

          a. Hourly Fee and Retainer. In consideration of MinCo's services as described herein, WMTC shall pay to MinCo a consulting fee of $45 per hour, plus any applicable taxes (the "Hourly Rate"). WMTC shall pay MinCo a retainer of $2,000 per month

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(plus any applicable taxes) in consideration of MinCo performing up to forty four (44) hours of service during each one-month period commencing the Effective Date, due and payable on the first business day of each month. Any additional hours of service performed will be invoiced out at the Hourly Rate and payment of the additional services shall be made within fifteen (15) days upon receipt of invoice.

          b. Out-of-Pocket Expenses. WMTC shall reimburse MinCo for all reasonable out-of-pocket expenses incurred by MinCo pursuant to the provisions of this Agreement, any expenses of which exceed $500 must be pre-approved. Expenses shall be submitted on an expense report for payment approved by WMTC and payment of expenses shall be made by WMTC within fifteen
(15) days upon presentation.

          c. Funds. All amounts payable to MinCo hereunder shall be in Canadian funds.

     3. Term and Renewal. The term of this Agreement shall be for a period of one year from the Effective Date, unless it is terminated earlier as provided herein. Beginning on that date, and on each anniversary thereafter, unless it is terminated earlier as provided herein or WMTC delivers written notice to MinCo of its intention not to extend the Agreement at least ninety
(90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in paragraph 5 hereof shall survive the termination of this Agreement.

     4.   Termination.

          a. Termination Without Cause. Either WMTC or MinCo may terminate this Agreement at any time without cause (as defined below), provided that it gives written notice of termination to the other party at least ninety (90) days before the date of such termination.

          b. Termination For Cause. WMTC shall be entitled at any time, with or without prior notice, to terminate this Agreement for cause, in which case no compensation or other fees (other than such fees that have already been earned by MinCo) shall be payable to MinCo after such termination. "Cause" means MinCo's, or its principals', agents', employees' or representatives' (i) gross negligence in the performance or non-performance of any material duties to WMTC; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of WMTC; (iii) habitual neglect of MinCo's duties that are required to be performed under this Agreement; (iv) dishonesty; or (v) gross misconduct. Such termination shall not prejudice any other remedy under law or equity of WMTC and the failure of WMTC to terminate MinCo when cause exists shall not constitute the waiver of WMTC's right to terminate this Agreement at a later time. Termination under this paragraph shall be considered for cause for purposes of this Agreement.

     5. Confidential Information. MinCo recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of WMTC, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of WMTC or which are sufficiently secret to derive economic value

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

from not being disclosed (hereinafter "Confidential Information") may be made available or otherwise come into the possession of MinCo by reason of this engagement with WMTC. Accordingly, MinCo agrees that neither it nor its principals, agents, employees, or representatives will (either during or after the term of this engagement with WMTC) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of WMTC. MinCo shall, upon termination of this engagement, return to WMTC, and shall cause its principals, agents, employees, and representatives to return to WMTC, all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, MinCo's obligations under this Agreement shall not, after termination of MinCo's engagement with WMTC, apply to information which has become generally available to the public without any action or omission of MinCo (except that any Confidential Information which is disclosed to any third party by an employee or representative of WMTC who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

     6. Independent Contractor. MinCo agrees that in performing this Agreement, it is acting as an independent contractor and not as employee or agent of WMTC. As an independent contractor, MinCo shall not be eligible for any benefits which WMTC may provide to its employees. All persons, if any, hired by MinCo to perform this Agreement shall be employees of MinCo and shall not be construed as employees or agents of WMTC in any respect. MinCo shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with MinCo's performance of this Agreement, including without limitation, all withholding taxes, worker's compensation insurance, and similar costs.

     7.   Miscellaneous Provisions.

          a. Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) when sent by facsimile at the number set forth below; or (3) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

          If to WMTC to:

               2150 - 1188 West Georgia Street
               Vancouver, British Columbia
               Canada  V6E 4A2
               Attn:  Brian Flower, CFO
               FAX:  (604) 669-4776

          With a copy (which shall not constitute notice) to:

               Ronald N. Vance
               Attorney at Law
               57 West 200 South
               Suite 310
               Salt Lake City, UT  84101
               FAX:  (801) 359-9310

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          If to MinCo, to:

               208 - 478 Bernard Avenue
               Kelowna, British Columbia V4T 1
               Attn:  Terese Gieselman
               FAX:  (604) 669-4776

or to such other address or addresses, or facsimile number or numbers, as either party shall designate to the other in writing from time to time by like notice.

          b. Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          c. Additional Remedies. MinCo acknowledges and agrees that, in the event it shall violate any of the restrictions of paragraph 5 hereof, WMTC will be without adequate remedy at law and will therefor be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or may have at law or in equity, and MinCo hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which WMTC may have at law or otherwise.

          d. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          e. Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

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

          f. Assignment. This Agreement, as it relates to the engagement of MinCo, is a personal contract and the rights and interests of MinCo hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of WMTC, which consent may be withheld for any reason.

          g. Binding on Successors. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

          h. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, U.S.A., without reference to the choice of law principals thereof. The parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah, U.S.A., located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          i. Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

          j. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

          k. Drafting. This Agreement was drafted with the joint participation of the parties and/or their legal counsel. Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

          l. Headings. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          m. Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and

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

pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

          n. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

          o. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

WMTC:                                   White Mountain Titanium Corporation

Date:  February 7, 2006                 By /s/ Michael P. Kurtanjek
                                           Michael P. Kurtanjek, President

MinCo:                                  MinCo Corporate Mgmt Inc.

Date:  February 7, 2006                 By /s/ Terese Gieselman
                                             Its President


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

                              FIRST AMENDMENT
                                   TO THE
                       MANAGEMENT SERVICES AGREEMENT

     This Amendment (the "Amendment"), entered into this 1st day of September 2006, is to the Management Services Agreement (the "Agreement") entered into on February 6, 2006, with an effective date of December 1, 2005, by and between White Mountain Titanium Corporation ("WMTC") and MinCo Corporate Mgmt Inc. ("MinCo").

     IT IS HEREBY AGREED AS FOLLOWS:

     1.   Section 1(a) of the Agreement is amended to read as follows:

          Accounting and Corporate Services. MinCo shall provide accounting support services to WMTC and its Chief Financial Officer as requested from time-to-time. MinCo shall also provide the services of Terese Gieselman to serve as Secretary and Treasurer of WMTC. MinCo shall conform to all lawful instructions and directions given to it by the Board of Directors of WMTC, or a person designated by the Board of Directors. MinCo shall devote sufficient time and attention to the business and affairs of WMTC.

     2. Except as amended hereby, the Agreement shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or
(ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     3. The terms of the Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

                                        White Mountain Titanium Corporation

Date:  September 6, 2006                By /s/ Michael P. Kurtanjek
                                           Michael P. Kurtanjek, President

                                        MinCo Corporate Mgmt Inc.

Date:  September 6, 2006                By /s/ Terese Gieselman
                                             Its President